EXHIBIT 99.1

Contact:	Investor Contact: Tom Fitzsimmons, tom.fitzsimmons@avid.com, 978-640-3346 Media Contact: Amy Peterson, amy.peterson@avid.com, 978-640-3448

Avid Announces Second Quarter 2010 Results
Reports Revenue Growth of 8% Year-on-Year

BURLINGTON, Mass., July 22, 2010 — Avid® (NASDAQ: AVID) today reported revenues of $162.2 million for the three-month period ended June 30, 2010, compared to $150.5 million for the same period in 2009. The GAAP net loss for the quarter was $12.9 million, or $0.34 per share, compared to a GAAP net loss of $15.9 million, or $0.43 per share, in the second quarter of 2009.

The GAAP net loss for the second quarter of 2010 included amortization of intangibles, stock-based compensation, restructuring and other charges, acquisition-related costs and related tax adjustments collectively totaling $10.9 million. Excluding these items, the non-GAAP net loss was $2.0 million for the second quarter, or $0.05 per share.  The GAAP net loss for the second quarter of 2009 included $10.4 million of amortization of intangibles, stock-based compensation, restructuring charges and related tax adjustments. Excluding these items, the non-GAAP net loss per share for the second quarter of 2009 was $0.15 per share.  A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

“We’re encouraged with the year-over-year revenue growth and are optimistic about the second half as we continue to track towards profitability,” said Gary Greenfield, Chairman and CEO at Avid.  “The success of our broadcast and live sound segments this quarter is a good indication of how our ongoing engagement with audio and video customers continues to result in solutions that both anticipate their technology needs and solve business problems.”

Revenues for the six-month period ended June 30, 2010 were $318.1 million, compared to revenues of $302.2 million for the same period in 2009. GAAP net loss for the first six months of 2010 was $26.4 million, or $0.70 per share, compared to GAAP net loss of $33.2 million, or $0.89 per share, for the same period in 2009. GAAP net loss for the six-month period ended June 30, 2010 included $19.8 million of amortization, stock-based compensation, restructuring and other charges, acquisition-related costs and related tax adjustments. Excluding these items, the non-GAAP net loss was $6.6 million for the first half of 2010 or $0.17 per share.  GAAP net loss for the six-month period ended June 30, 2009 was $33.2 million and included $22.1 million of amortization, stock-based compensation, restructuring charges and related tax adjustments. Excluding these items, the non-GAAP net loss per share was $0.30 for the first half of 2009.

Use of Non-GAAP Financial Measures
This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  The reconciliation of the GAAP to non-GAAP financial measures that we provide is in the tables attached to this press release.

We consider both GAAP and non-GAAP financial results in managing our business.  Non-GAAP financial measures are used internally, for example, in establishing annual operating budgets, in assessing operating performance and for measuring performance under incentive compensation plans. Non-GAAP financial measures are also used in operating and financial decision-making because we believe these measures reflect our ongoing business and allow meaningful period-to-period comparisons. We believe it is useful for investors and others to also review both GAAP and non-GAAP measures in order to understand and evaluate our current operating performance and future prospects in the same manner as management and to compare in a consistent manner the company’s current financial results with past financial performance. The primary limitations associated with our use of non-GAAP financial measures are that they may not include all items of income and expense that affect our operations and that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the terms used in this press release, non-GAAP operating net loss and non-GAAP operating loss, do not have standardized meanings.  Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies.   We seek to compensate for this limitation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Conference Call
A conference call to discuss Avid’s second quarter 2010 financial results will be held today, July 22, 2010 at 4:30 p.m. EDT. The call will be open to the public and can be accessed by dialing 719.457.2617 and referencing confirmation code 4569475. The call and subsequent replay will also be available on Avid’s website. To listen via this alternative, go to the Investors tab at www.avid.com for complete details prior to the start of the conference call.

Use of Forward-Looking Statements
The above release is subject to the completion and filing of our Quarterly Report on Form 10-Q. This release includes forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. This release also makes forward-looking statements about Avid’s performance. There are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, such as Avid’s ability to execute on its corporate strategy and meet customer needs, general economic conditions, competitive factors, pricing pressures, delays in product shipments and other important events and factors disclosed previously and from time to time in Avid’s filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements contained herein represent Avid’s estimates only as of today and should not be relied upon as representing the company’s estimates as of any subsequent date. While Avid may elect to update these forward-looking statements at some point in the future, Avid specifically disclaims any obligation to do so, even if the estimates change.

About Avid
Avid creates the digital audio and video technology used to make the most listened to, most watched and most loved media in the world – from the most prestigious and award-winning feature films, music recordings, television shows, live concert tours and news broadcasts, to music and movies made at home.  Some of Avid’s most influential and pioneering solutions include Media Composer®, Pro Tools®, Avid Unity™, Interplay®, Oxygen 8, Sibelius® and Pinnacle Studio™. For more information about Avid solutions and services, visit www.avid.com, del.icio.us, Flickr, Twitter and YouTube; connect with Avid on Facebook; or subscribe to Avid Industry Buzz.

© 2010 Avid Technology, Inc. All rights reserved. Avid, the Avid Logo, Avid Unity, Interplay, Media Composer, Pinnacle Studio, Pro Tools and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. The Interplay name is used with the permission of Interplay Entertainment Corp., which bears no responsibility for Avid products. All other trademarks are the property of their respective owners.

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(unaudited - in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net revenues:
Products	$134,134	$121,912	$262,813	$245,553
Services	28,026	28,631	55,303	56,619
Total net revenues	162,160	150,543	318,116	302,172

Cost of revenues:
Products	65,837	58,429	129,106	119,677
Services	13,139	14,090	27,179	29,929
Amortization of intangible assets	946	426	1,912	946
Restructuring costs	-	-	-	799
Total cost of revenues	79,922	72,945	158,197	151,351

Gross profit	82,238	77,598	159,919	150,821

Operating expenses:
Research and development	30,268	30,661	60,419	61,712
Marketing and selling	44,474	41,994	86,220	82,775
General and administrative	13,879	12,559	28,481	27,672
Amortization of intangible assets	2,417	2,622	5,274	4,997
Restructuring and other costs, net	4,007	5,019	5,347	9,241
Total operating expenses	95,045	92,855	185,741	186,397

Operating loss	(12,807)	(15,257)	(25,822)	(35,576)

Interest and other income (expense), net	(102)	58	(102)	211
Loss before income taxes	(12,909)	(15,199)	(25,924)	(35,365)

(Benefit from) provision for income taxes, net	(3)	750	464	(2,139)

Net loss	($12,906)	($15,949)	($26,388)	($33,226)

Net loss per common share - basic and diluted	($0.34)	($0.43)	($0.70)	($0.89)

Weighted-average common shares outstanding - basic and diluted	37,909	37,282	37,714	37,206

AVID TECHNOLOGY, INC.
(unaudited - in thousands, except per share data)

Change in Financial Presentation
Beginning January 1, 2010, we are reporting based on a single reporting segment. Comparative results for the 2009 period have been updated to reflect this new business structure.

Reconciliations of GAAP financial measures to Non-GAAP financial measures:

	Three Months Ended June 30, 2010

	Gross	Operating	Operating	Tax	Net
	Profit	Expenses	Loss	Provision	Loss
GAAP	$82,238	$95,045	($12,807)	($3)	($12,906)

Amortization of intangible assets	946	(2,417)	3,363		3,363
Restructuring and other costs, net (a)		(4,007)	4,007		4,007
Acquisition-related costs (b)		(83)	83		83
Tax adjustment				171	(171)
Stock-based compensation included in:
Cost of products revenues	197		197		197
Cost of services revenues	282		282		282
Research and development expenses		(547)	547		547
Marketing and selling expenses		(1,107)	1,107		1,107
General and administrative expenses		(1,531)	1,531		1,531

Non-GAAP	$83,663	$85,353	($1,690)	$168	($1,960)

Weighted-average shares outstanding - diluted					37,909

Non-GAAP net loss per share - diluted					($0.05)

(a)	Includes costs of $3.8 million related to exiting our former Tewksbury, Massachusetts headquarters lease
(b)	Represents M&A costs included in general and administrative expenses

	Three Months Ended June 30, 2009

	Gross	Operating	Operating	Tax	Net
	Profit	Expenses	Loss	Benefit	Loss
GAAP	$77,598	$92,855	($15,257)	$750	($15,949)

Amortization of intangible assets	426	(2,622)	3,048		3,048
Restructuring and other costs, net		(5,019)	5,019		5,019
Tax adjustment				540	(540)
Stock-based compensation included in:
Cost of products revenues	153		153		153
Cost of services revenues	231		231		231
Research and development expenses		(612)	612		612
Marketing and selling expenses		(806)	806		806
General and administrative expenses		(1,092)	1,092		1,092

Non-GAAP	$78,408	$82,704	($4,296)	$1,290	($5,528)

Weighted-average shares outstanding - diluted					37,282

Non-GAAP net loss per share - diluted					($0.15)

AVID TECHNOLOGY, INC.
(unaudited - in thousands, except per share data)

Reconciliations of GAAP financial measures to Non-GAAP financial measures:

	Six Months Ended June 30, 2010

	Gross	Operating	Operating	Tax	Net
	Profit	Expenses	Loss	Provision	Loss
GAAP	$159,919	$185,741	($25,822)	$464	($26,388)

Amortization of intangible assets	1,912	(5,274)	7,186		7,186
Restructuring and other costs, net (a)		(5,347)	5,347		5,347
Acquisition-related costs (b)		(769)	769		769
Tax adjustment				455	(455)
Stock-based compensation included in:
Cost of products revenues	386		386		386
Cost of services revenues	535		535		535
	Research and development expenses	(1,198)	1,198		1,198
	Marketing and selling expenses	(2,075)	2,075		2,075
	General and administrative expenses	(2,792)	2,792		2,792

Non-GAAP	$162,752	$168,286	($5,534)	$919	($6,555)

Weighted-average shares outstanding - diluted					37,714

Non-GAAP net loss per share - diluted					($0.17)

(a)	Includes costs of $3.8 million related to exiting our former Tewksbury, Massachusetts headquarters lease
(b)	Represents M&A costs included in general and administrative expenses

	Six Months Ended June 30, 2009

	Gross	Operating	Operating	Tax	Net
	Profit	Expenses	Loss	Benefit	Loss
GAAP	$150,821	$186,397	($35,576)	($2,139)	($33,226)

Amortization of intangible assets	946	(4,997)	5,943		5,943
Restructuring and other costs, net	799	(9,241)	10,040		10,040
Tax adjustment				894	(894)
Stock-based compensation included in:
Cost of products revenues	503		503		503
Cost of services revenues	621		621		621
	Research and development expenses	(1,082)	1,082		1,082
Marketing and selling expenses		(1,627)	1,627		1,627
	General and administrative expenses	(3,209)	3,209		3,209

Non-GAAP	$153,690	$166,241	($12,551)	($1,245)	($11,095)

Weighted-average shares outstanding - diluted					37,206

Non-GAAP net loss per share - diluted					($0.30)

Revenue Summary:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Video revenues	$93,521	$88,699	$177,874	$176,201
Audio revenues	68,639	61,844	140,242	125,971
Total net revenues	$162,160	$150,543	$318,116	$302,172

AVID TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

	June 30,	December 31,
	2010	2009
ASSETS:
Current assets:
Cash, cash equivalents and marketable securities	$46,793	$108,877
Accounts receivable, net of allowances of $13,876 and $16,347
at June 30, 2010 and December 31, 2009, respectively	100,202	79,741
Inventories	79,146	77,243
Prepaid and other current assets	27,514	31,075
Total current assets	253,655	296,936

Property and equipment, net	66,427	37,217
Intangible assets, net	34,012	29,235
Goodwill	243,192	227,195
Other assets	9,522	20,455

Total assets	$606,808	$611,038

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	52,187	$30,230
Accrued expenses and other current liabilities	66,407	84,100
Deferred revenues	47,881	39,107
Total current liabilities	166,475	153,437

Long-term liabilities	22,196	14,483
Total liabilities	188,671	167,920

Stockholders' equity:
Common stock	423	423
Additional paid-in capital	998,336	992,489
Accumulated deficit	(484,009)	(444,661)
Treasury stock at cost, net of reissuances	(93,612)	(112,389)
Accumulated other comprehensive income	(3,001)	7,256
Total stockholders' equity	418,137	443,118

Total liabilities and stockholders' equity	$606,808	$611,038